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                                                                    EXHIBIT 11.4

                             WEBLINK WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                          YEAR ENDED DECEMBER 31, 1998
                                                  ------------------------------------------
                                                    NUMBER        PERCENT       EQUIVALENT
                                                    OF SHARES    OUTSTANDING       SHARES
                                                  ------------   -----------    ------------
COMMON STOCK
   From Founders' Stock                              2,300,000      100.00%        2,300,000
   Stock Options Exercised                           1,060,225       88.35%          936,674
   Preferred Stock Converted to Common Stock        15,310,943      100.00%       15,310,943
   1994 Common Stock Offerings                      11,242,857      100.00%       11,242,857
   1995 Common Stock Offerings                       4,323,874      100.00%        4,323,874
   1996 Common Stock Offering                        6,000,000      100.00%        6,000,000
   Employee Stock Purchase Plan Shares Issued          110,943       75.19%           83,423
   1997 Warrants Exercised                              49,450       98.26%           48,590
                                                  ------------                  ------------
                                                    40,398,292                    40,246,361

WEIGHTED AVERAGE SHARES OUTSTANDING                                               40,246,361

LOSS BEFORE EXTRAORDINARY ITEMS                                                 $(41,710,000)
EXTRAORDINARY ITEMS                                                             $(17,606,000)
                                                                                ------------
NET LOSS                                                                        $(59,316,000)


LOSS BEFORE EXTRAORDINARY ITEMS                                                        (1.03)
EXTRAORDINARY ITEMS                                                                    (0.44)
                                                                                ------------
NET LOSS PER SHARE                                                              $      (1.47)
                                                                                ============